UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

TerraForm Power, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36542	46-4780940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Liberty Street, 14th Floor, New York, New York 10281
(Address of Principal Executive Offices) (Zip Code)

646-992-2400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Class A, par value $0.01	TERP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 8, 2019, TerraForm Power, Inc. (the “Company”) issued a press release announcing the reporting of its financial results for the quarter ended June 30, 2019. The press release also reported certain financial and operating metrics of the Company as of or for the quarters ended June 30, 2019 and 2018. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Michael Tebbutt as Chief Accounting Officer

On August 8, 2019, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Company’s Board of Directors appointed Mr. Michael Tebbutt as Chief Accounting Officer of the Company, effective as of August 10, 2019.

Mr. Tebbutt, 41, a Chartered Accountant, has served as Chief Financial Officer of the Company since November 2018 and will hold the roles of both Chief Financial Officer and Chief Accounting Officer of the Company. He first joined our sponsor, Brookfield Asset Management Inc. (“Brookfield”), in 2011, where he held a series of senior finance positions, including as Chief Financial Officer at Brookfield Properties in its U.S. retail business from 2017 to 2018. Previously, he served as Chief Financial Officer at Brookfield Infrastructure Asia Pacific’s operations from 2014 to 2017. Mr. Tebbutt is not an employee of the Company and is employed by Brookfield. Mr. Tebbutt’s services are provided under a management services agreement with Brookfield, and Brookfield directly sets his compensation.

Item 7.01. Regulation FD Disclosure.

On August 8, 2019, the Company posted presentation materials to the Investors section of its website at www.terraformpower.com, which were made available in connection with a previously announced August 9, 2019 investor conference call. A copy of the presentation is furnished herewith as Exhibit 99.2.

On August 8, 2019, the Company also posted a letter to shareholders to the Investors section of its website at www.terraformpower.com. A copy of the letter is furnished herewith as Exhibit 99.3.

The information in Exhibits 99.1, 99.2 and 99.3 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Exhibits 99.1, 99.2 and 99.3 shall not be incorporated by reference into any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01. Other Events.

On August 8, 2019, the Company’s Board of Directors declared a quarterly dividend with respect to the Company’s Class A common stock of $0.2014 per share. The dividend is payable on September 17, 2019 to shareholders of record as of September 3, 2019.

In addition, the Company’s Board of Directors have authorized the renewal, for a period of approximately one year, of a program to repurchase up to 5% of the Company’s Class A common stock outstanding as of July 25, 2019 through August 4, 2020. The timing and the amount of any repurchases of common stock will be determined by the Company’s management based on its evaluation of market conditions and other factors.

Note Regarding Non-GAAP Financial Measures.

In the attached press release, presentation, and letter, the Company discloses items not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), or non-GAAP financial measures (as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission). A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the attached press release and presentation.

Cautionary Note Regarding Forward-Looking Statements.

Except for historical information contained in this Form 8-K and the press release, presentation, and letter attached as exhibits hereto, this Form 8-K and the press release, presentation, and letter contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release and presentation regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press release, dated August 8, 2019, titled “TerraForm Power Reports Second Quarter 2019 Results”
99.2	Presentation materials, dated August 8, 2019, titled “Q2 2019 Supplemental Information”
99.3	Letter to shareholders, dated August 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraForm Power, Inc.

Date: August 8, 2019	By:	/s/ William Fyfe
William Fyfe
General Counsel